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                                                                   EXHIBIT 10.42

                END USER LICENSE AGREEMENT FOR VIGNETTE SOFTWARE
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IMPORTANT---READ CAREFULLY: This is a legal agreement between you (either an individual or an entity, also the "Client") and Vignette Corporation ("Vignette") for the Vignette software product enclosed or identified above, which includes the Vignette StoryServer software and associated media and printed materials, and may include "online" or electronic documentation ("SOFTWARE PRODUCT" or "SOFTWARE"). By opening the sealed software packages, keeping the sealed software packages for more than 30 days, and/or installing, copying, or otherwise using the SOFTWARE PRODUCT, you agree to be bound by the terms of this Agreement. If you do not agree to the terms of this Agreement, promptly return the unused SOFTWARE PRODUCT to the place from which you obtained it for a full refund.

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The SOFTWARE PRODUCT is protected by copyright laws and international treaties, as well as other intellectual property laws and treaties. The SOFTWARE PRODUCT is licensed, not sold.

1. GRANT OF LICENSE. Subject to the terms and conditions of this agreement, Vignette grants to you the limited, non-transferable, non-exclusive right to use the SOFTWARE PRODUCT. You may use the Software on only one computer at any time, which use may include loading a single copy of the Software into the temporary memory (i.e., RAM) or installing the Software into the permanent memory (e.g., hard disk) of that computer. You may also make one copy of the SOFTWARE for backup purposes only.

2. LICENSE RESTRICTIONS. Notwithstanding any provisions in this agreement to the contrary, you may not (i) use or load into temporary memory multiple copies of the SOFTWARE without an additional server license from Vignette, (ii) distribute the SOFTWARE, (iii) use, copy, modify, merge or compile all or any portion of the source code or object code of the SOFTWARE (iv) decompile, disassemble or reverse engineer the SOFTWARE except to the extent such foregoing restriction is expressly prohibited by applicable law, (v) disclose any source code of the SOFTWARE to any person or entity, or (vi) sublicense, rent or lease the SOFTWARE. The type of license you purchased from Vignette also limits the software as follows.

    a. DEVELOPMENT SERVER. If you purchased a Developer Server License, you may not use the SOFTWARE for any purpose other than development and testing of applications and/or web sites.

    b. LIVE SERVER. If you purchased a Live Server License, you may use the SOFTWARE for development, testing and delivery of applications and/or web sites to end-users.

    c. DEVELOPER LICENSE. If you purchased a Developer License, you may utilize the SOFTWARE up to the maximum number of named users specified on the applicable license schedule.

    d. AUTHOR LICENSE. If you purchased an Author License, you may utilize the SOFTWARE up to the maximum number of concurrent users specified on the applicable license schedule.

3. COPYRIGHT. All title and copyrights in and to the SOFTWARE PRODUCT (including but not limited to any images, photographs, animations, video, audio, music, text and "applets" incorporated into the SOFTWARE PRODUCT), the accompanying printed materials, and any copies of the SOFTWARE PRODUCT are owned by Vignette or its suppliers. The SOFTWARE PRODUCT is protected by copyright laws and international treaties. You must treat the SOFTWARE PRODUCT like any other copyrighted material. You may not copy the printed materials accompanying the SOFTWARE PRODUCT. You may not remove the copyright notice from the SOFTWARE PRODUCT or the written materials, if any, accompanying the SOFTWARE.

4. REPRODUCTION OF THE SOFTWARE. Vignette shall provide Client with a single copy (the "Master Copy") of each SOFTWARE PRODUCT licensed hereunder. Client may use the Master Copy to install the number of copies specified on the relevant Schedule on Client's computer systems. In addition, Client may (I) make one copy of the Master Copy for archival purposes, (ii) install one copy of the SOFTWARE at a backup location for its use only as and when necessary for business resumption purposes in the event of Clients primary computing facility becomes inoperable, (iii) install any additional copy as necessary to accommodate a move of the installed SOFTWARE from one server to another (provided that the original installation is removed after the new server is operational), and (iv) copy the installed copies of the SOFTWARE onto system backup media only to the extent necessary to accommodate Client's normal system backup routines. Otherwise, Client may not copy or modify the SOFTWARE, in whole or in part. Client shall assume all responsibility for the quality of the copies made hereunder. Client shall include Vignette's copyright notice(s), proprietary rights legend(s), and other indicia of ownership on all copies, in the content and format as those that were contained on the Master Copy. Client shall pay all duplication and distribution costs incurred by Client in making copies of the SOFTWARE, and shall also pay all applicable taxes, customs duties and similar fees.

5. WARRANTY. For ninety (90) days from your date of license, Vignette warrants that (I) the Software will substantially conform to the applicable user documentation and (II) that the magnetic media on which the Software is distributed and the user documentation are free from defects in materials and workmanship.

6. NO LIABILITY FOR DAMAGES. In no event shall Vignette or its suppliers be liable for any damages whatsoever (including, without limitation, incidental, direct, indirect, special and consequential damages, damages for loss of business profits, business interruption, loss of business information, or other pecuniary loss) arising out of the use or inability to use this the SOFTWARE PRODUCT, even if advised of the possibility of such damages. Because some states do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not apply to you.

7. NOTICE. Should you have any questions concerning this Agreement, or if you desire to contact Vignette for any reason, please write to us at Vignette Corporation, PO Box 9411, Austin, Texas 78766.

8. TERMINATION. This Agreement shall remain effective until terminated by either party. Vignette reserves the right, at its sole discretion, to terminate this Agreement upon thirty (30) days written notice if you have breached the terms and conditions hereof. You may terminate this Agreement at any time by ceasing to use the SOFTWARE and by returning all copies of the SOFTWARE to Vignette or by destroying all copies of the SOFTWARE. Termination of this Agreement shall not relieve you of any obligation not to disclose the SOFTWARE.

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9. GOVERNING LAW. This Agreement is governed by the laws of Texas without application of the principles of conflicts of law. Should any provision of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The failure of any party to enforce any of the terms or conditions of this Agreement, unless waived in writing, shall not constitute a waiver of that party's right to enforce each and every term and condition of this Agreement.

10. THIRD PARTY BENEFICIARIES. You are hereby notified that persons and entities which have licensed software to Vignette for inclusion in the SOFTWARE are third party beneficiaries to this Agreement as it applies to their respective software product(s) included in the SOFTWARE.

11. PREVAILING AGREEMENT. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any license agreements appearing with or in the software products comprising the SOFTWARE, this Agreement shall prevail.

12. EXPORT. You agree that you will not export or re-export the SOFTWARE without obtaining the prior written consent of Vignette and all applicable export licenses and governmental permits.

13. US GOVERNMENT RESTRICTED RIGHTS. If the SOFTWARE is acquired under the terms of a proposal or agreement with the United States Government or any contractor thereof, the SOFTWARE is subject to the following: (a) For acquisition by or on behalf of civilian agencies, as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of this Commercial Software Agreement as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors; (b) For acquisition by or on behalf of units of the Department of Defense ("DOD") as necessary to obtain protection as "commercial computer software" and related documentation in accordance with the terms of this commercial computer software license as specified in 48 C.F.R. 227-7202-2 of the DOD F.A.R. Supplement and its successors.